Exhibit 99.1

Document Capture Technologies Names Edward M. Straw Chairman of its Board of Directors

Former President of Global Operations at Estee Lauder and Accomplished U.S. Naval Officer Brings Four Decades of Supply Chain Expertise to Board

SAN JOSE, Calif., July 21, 2008 -- Document Capture Technologies, Inc. (OTC Bulletin Board: DCMT), a leading provider of secure imaging solutions, today announced that Edward M. Straw has been appointed Chairman of its Board of Directors via unanimous board consent, effective July 15, 2008. He replaces Darwin Hu, who stepped down as Chairman but remains on the board as a director.

Mr. Straw is currently executive vice president of PRTM Management Consultants, a world class, operational strategy consulting group. He assists with business development in federal, high tech and consumer packaged goods verticals as well as mentors and coaches younger partners in leadership, communication, presentation and deal closing skills. From 2000-2005, he served as president of global operations for Estee Lauder, where he built and directed a supply chain transformation strategy that resulted in dramatic improvements in cycle time, customer service and gross margins during his tenure. He led the manufacturing, research and development, information systems, package engineering, quality assurance and global supply chain (procurement, inventory management and distribution) areas, which support all 20 brands of the Estée Lauder Companies around the world. Mr. Straw also had P&L responsibility for the Fashion Group, which consists of 250 stand alone retail outlet stores and military exchanges. Previously, he served as senior vice president of supply chain management and manufacturing for the Compaq Computer Corp. from 1998-1999. Prior to Compaq, he served as president of Ryder Integrated Logistics Inc., the leading provider of supply chain services in North America, from 1996-1998.

David P. Clark, Document Capture Technologies CEO, commented, “We welcome Mr. Straw to our board of directors and are fortunate to have such a distinguished and accomplished individual lead our board. We see his appointment as a significant benefit to DCT’s board as well as our senior management team, as we expect to utilize his extensive experience, resources and contact network to enhance our operational efficiency, contribute to our strategic development and position us for further future success.”

Mr. Straw has extensive directorship experience, and currently serves on the board of directors for Eddie Bauer Holdings, the MeadWestvaco Corporation, Ply Gem Industries, and Panther Expedited Services. He is the chairman of Odyssey Logistics & Technology and is also a trustee for the U.S. Naval Academy Foundation.

Prior to joining the private sector, Mr. Straw had a distinguished 30-year career in the U.S. Navy, retiring as a three-star admiral in 1996. Prior to his retirement from the military service, he was chief executive officer of the Defense Logistics Agency, the largest military logistics command supporting the U.S. armed forces. In this position, he reported to Gen. Colin Powell, chairman of the Joint Chiefs of Staff. He received the Defense, Navy and Air Force Distinguished Service medals; the Ford Foundation's Innovations in American Government Award; and the Society of Logistics Engineers' Founders Medal.

Mr. Straw holds a B.S. degree from the U.S. Naval Academy and an MBA from The George Washington University, and is also a graduate of the National War College.

About Document Capture Technologies, Inc.

Document Capture Technologies, Inc. (OTCBB: DCMT.OB), headquartered in San Jose, Calif., designs and manufactures document capture solutions for OEM customers worldwide. The company currently manufactures over 20 proprietary document capture products and has become one of the world’s largest private-label manufacturers of USB-powered mobile document scanning devices. The Company’s growing intellectual property portfolio in document capture includes four key patents with an additional one patent pending.

Forward-Looking Statements

Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond the Company’s control that could cause actual events and results to differ materially from these statements. These risks include, without limitation, that there can be no assurance that any strategic opportunities will be available to the Company and that any strategic opportunities may only be available on terms not acceptable to the Company. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Document Capture undertakes no obligation to update publicly any forward-looking statements.

Company Contact:	Investor Contact:
Document Capture Technologies, Inc.	Hayden Communications, Inc.
David P. Clark	Peter Seltzberg
(408) 213-3701	(212) 946-2849
dclark@docucap.com	peter@haydenir.com